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                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
                          UIH AUSTRALIA/PACIFIC, INC.
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           NAME OF SUBSIDIARY                         JURISDICTION
           ------------------                         ------------

CTV Pty Limited                                       Australia

Century United Programming Venture Pty. Ltd.          Australia

Saturn Communications Limited                         New Zealand

Societe Francaise des Communications et               France
 du Cable S.A.

STV Pty Limited                                       Australia

Telefenua S.A.                                        French Polynesia

UIH AML, Inc.                                         Colorado

UIH Australia Programming II, Inc.                    Colorado

UIH New Zealand II, Inc.                              Colorado

UIH - SFCC II, Inc.                                   Colorado

UIH - SFCC Holdings, L.P.                             Colorado

UIH-SFCC L.P.                                         Colorado

United Wireless, Inc.                                 Colorado

United Wireless Pty Limited                           Australia

XYZ Entertainment Pty Limited                         Australia

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